Exhibit 99.1

FOR IMMEDIATE RELEASE
July 5, 2017
Contact: Investor Inquiries:
Casey Farrell, LegacyTexas Financial Group, Inc.
972-801-5871/shareholderrelations@legacytexasfinancialgroup.com

Media Inquiries:
Jennifer Dexter, LegacyTexas Bank
972-461-7157/Jennifer.Dexter@legacytexas.com

LegacyTexas Financial Group, Inc. Announces Dates of
Second Quarter Earnings Release and Conference Call

PLANO, Texas, July 5, 2017-- LegacyTexas Financial Group, Inc. (Nasdaq:LTXB) (the “Company”), the holding company for LegacyTexas Bank, today announced that it plans to release its second quarter 2017 results after the close of the market on Tuesday, July 18, 2017. The earnings release will be available on the Company’s website, www.legacytexasfinancialgroup.com. The Company will also host an investor conference call to review the results on Wednesday, July 19, 2017 at 8 a.m. Central Time.

Participants may pre-register for the call by visiting http://dpregister.com/10110220 and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.legacytexasfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10110220. This replay, as well as the webcast, will be available until August 19, 2017.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas operates 44 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.legacytexasfinancialgroup.com or www.legacytexas.com.